EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in  Registration Statement Nos. 333-115498, 333-104347, 333-85854, 333-80265, and 333-03035 on Form S-8 of our reports dated December 15, 2005, relating to the consolidated financial statements of Coherent, Inc. and its subsidiaries (collectively, the “Company”) and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2005.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
December 15, 2005